SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                  of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         CAVION TECHNOLOGIES, INC.
             (Name of Registrant as Specified in Its Charter)


                         -------------------------
                 (Name of Person(s) Filing Proxy Statement
                       if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
     11.
     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                         CAVION TECHNOLOGIES, INC.
                            6446 S. KENTON ST.
                         ENGLEWOOD, COLORADO 80111
                              (720) 875-1900

                 NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD OCTOBER 6, 2000

TO THE SHAREHOLDERS OF CAVION TECHNOLOGIES, INC.:


     On behalf of our board of directors, I cordially invite you to attend a special meeting of shareholders of our company, Cavion Technologies, Inc., a Colorado corporation, to be held at the Inverness Hotel & Golf Club, 200 Inverness Drive West, Englewood, Colorado, on Friday, October 6, 2000 at 9:00 a.m. Mountain Time for the purpose of considering and acting upon the following proposal:


     1. The approval and ratification of the terms of the February 2000 private placement of our common stock;

     2. The approval and ratification of the terms of the July 2000 private placement of our common stock;

     3. The approval and ratification of the terms of the August 2000 private placement of convertible promissory notes; and

     4. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     A Proxy Statement explaining the matters to be acted upon at the meeting is enclosed. Please read it carefully.

     Only holders of record of our $.0001 par value common stock at the close of business on Tuesday, September 5, 2000, will be entitled to notice of and to vote at the meeting or at any adjournments thereof. The Proxies are being solicited by our board of directors.

     Even if you expect to attend the meeting in person, we are asking you to sign and date the enclosed Proxy and return it promptly to us in the enclosed envelope (which requires no additional postage if mailed in the United States). Mailing in your Proxy to us will not affect your right to vote in person if you attend the meeting or to amend your Proxy prior to the meeting.


Englewood, Colorado                            DAVID J. SELINA
September 11, 2000                    CHAIRMAN OF THE BOARD AND PRESIDENT

                         CAVION TECHNOLOGIES, INC.
                            6446 S. KENTON ST.
                         ENGLEWOOD, COLORADO 80111
                              (720) 875-1900
                       -----------------------------

                              PROXY STATEMENT
                      ------------------------------

                      SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD OCTOBER 6, 2000

                            GENERAL INFORMATION


     THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CAVION TECHNOLOGIES, INC. FOR USE AT OUR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD AT THE INVERNESS HOTEL & GOLF CLUB, 200 WEST INVERNESS DRIVE WEST, ENGLEWOOD, COLORADO, ON FRIDAY, OCTOBER 6, 2000, AT 9:00 A.M., MOUNTAIN TIME. IT IS ANTICIPATED THAT THIS PROXY STATEMENT AND THE ACCOMPANYING PROXY WILL BE MAILED TO OUR SHAREHOLDERS ON OR ABOUT SEPTEMBER 11, 2000.


     Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving us a later dated written revocation of Proxy, providing us with a later dated amended Proxy, or voting in person at the meeting. The expense of soliciting Proxies, including the cost of preparing, assembling and mailing this Proxy material to our shareholders, will be paid by us. It is anticipated that solicitations of Proxies for the meeting will be made only by use of the mails; however, we may use the services of our directors, officers and employees to solicit Proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Proxy soliciting materials to the beneficial owners of our shares in their records. We will reimburse them for the reasonable out-of-pocket expenses incurred by them for doing so.

     All shares represented by valid Proxies will be voted at the meeting as you instruct.


                   SHARES OUTSTANDING AND VOTING RIGHTS

     All voting rights are vested exclusively in the holders of our $.0001 par value common stock, and only shareholders of record at the close of business on Tuesday, September 5, 2000, are entitled to notice of and to vote at the meeting or any adjournment thereof. On that date we had 4,966,974 shares of common stock outstanding, each share of which is entitled to one vote on all matters to be voted upon at the meeting.

     A majority of the outstanding shares of our common stock represented in person or by Proxy and entitled to vote will constitute a quorum for the meeting.

                       SECURITY OWNERSHIP OF CERTAIN
                     BENEFICIAL OWNERS AND MANAGEMENT

     The table below describes the beneficial ownership of our common stock, as of the date of this Proxy Statement for:

     o each person known by us to beneficially own more than 5% of our common stock;

     o      each of our directors;

     o      each of our executive officers; and

     o      our current directors and executive officers as a group.

Unless otherwise indicated, the address of each beneficial owner below is 6446 South Kenton Street, Englewood, Colorado 80111.


                                 NUMBER OF SHARES
                                 OF COMMON STOCK       PERCENT OF
NAME OF BENEFICIAL OWNER        BENEFICIALLY OWNED     OWNERSHIP
------------------------        ------------------     ----------

Andrew Telsey                         923,102             18.6%
12835 E. Arapahoe Road
Englewood, CO 80012

Venture Funding, Ltd.                 895,602             18.0%
12835 E. Arapahoe Road
Englewood, CO 80012

Boutine Capital, LLC                  738,370             14.9%
5460 S. Quebec St. #220
Englewood, CO 80111

David J. Selina                       399,265              7.8%

Craig E. Lassen                       307,575              6.2%
245 Poplar Street
Denver, CO 80220

Jeffrey W. Marshall                   282,231              5.6%

Marshall E. Aster                      50,000              1.0%

Daniel W. Dudley                       48,667             <1%

Marvin C. Umholtz                      20,001             <1%

Stephen B. Friedman                    27,500             <1%

John R. Evans                          42,880             <1%

David E. Maus                          13,750             <1%

All directors and
executive officers
as a group (8 persons)               884,264              16.4%
------------------------

In the preceding table:

     o Andrew I. Telsey is a former director of Cavion and he is the sole shareholder of Venture Funding, Ltd.



     o The sole member of Boutine Capital, LLC is Julie Graham who is the spouse of Gary Graham, the president of First Capital Investments, Inc., the agent for three of our private placements, including the February 2000 and August 2000 private placements described below. Julie Graham is also the sole shareholder of First Capital Investments, Inc.

     o The shares owned by the executive officers and directors include or consist of the following shares acquirable upon exercise of stock options which are exercisable within 60 days of this Proxy
        Statement: Mr. Selina - 183,334, Mr. Marshall - 66,667, Mr. Aster - 50,000, Mr. Dudley - 36,667, Mr. Umholtz - 20,001, Mr.
        Friedman - 27,500, Mr. Evans - 27,500 and Mr. Maus - 13,750.

     Unless otherwise noted, we believe all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.


                     APPROVAL AND RATIFICATION OF THE
                    FEBRUARY 2000 PRIVATE PLACEMENT OF
                    OUR COMMON STOCK FOR $12 PER SHARE


     On February 17, 2000, our board of directors approved a private placement to accredited investors of 205,000 shares of our common stock at $12.00 per share, the closing price on the Nasdaq SmallCap Market on February 14, 2000, the date we negotiated the terms. The terms of the transaction were subject to the approval of our board which approved them on February 17, 2000, when the closing price for our common stock on the Nasdaq SmallCap Market was $16.75. We received gross proceeds of $2,460,000. We received net proceeds of $2,211,354 after payment of a placement fee of $196,800 to First Capital Investments, Inc., a registered broker-dealer, and other offering costs. First Capital also received a five year warrant to purchase 20,500 shares of our common stock exercisable at $13.20 per share. We also filed a registration statement with the U.S. Securities and Exchange Commission to register the shares of common stock for the private placement and the shares underlying the warrant issued to First Capital.

     We are submitting this transaction and the following two transactions to a vote of our shareholders in an effort to comply with the shareholder approval requirement of Nasdaq Stock Market Rule 4310(c)(25)(G)(i). That Rule requires shareholder approval for the issuance in a transaction not involving a public offering of voting securities equal to twenty percent (20%) or more of the total voting securities of a company at less than fair market value prior to such issuance. While we did not issue twenty percent (20%) of our total voting securities and we do not believe that the shares were issued at less than the fair market value at the time of the offering, in an abundance of caution especially considering the cumulative effect of the other private securities transactions described below, we are asking our shareholders to approve and ratify the terms and conditions of this transaction. If this transaction was combined with our two other private placements, the total shares issued could total more than 20% of our total shares of common stock, depending on the time the percentages are measured and the number of shares actually issued in the other two transactions.

     The shares for our February 2000 private placement were issued at $12.00 per share and the average closing sale price of our common stock for the two weeks ending September 1, 2000 was $4.81. Therefore, that private placement would be considered anti-dilutive based on current market prices.

     The February 2000 private placement was made on the basis of arms length negotiations with representatives of the accredited investors. The decision to raise the capital needed for payment of debt and expansion by means of this private placement of our securities, rather than by a public offering at market price, was carefully considered by our management. In the case of the February 2000 private placement, it was management's conclusion that our immediate need for the additional capital, coupled with the additional time necessary for us to conduct a successful public offering, outweighed the benefit of a potentially higher stock price in a public offering.


     Our board of directors and our management believe that this issuance of our common stock was in the best interests of Cavion and our shareholders. The additional capital made available to us in February 2000 was used for general corporate purposes, including working capital.

                 OUR BOARD OF DIRECTORS RECOMMENDS A VOTE
                "FOR" THE APPROVAL AND RATIFICATION OF THE
           FEBRUARY 2000 PRIVATE PLACEMENT OF OUR COMMON STOCK.

      * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

                     APPROVAL AND RATIFICATION OF THE
                      JULY 2000 PRIVATE PLACEMENT OF
                   OUR COMMON STOCK AT A VARIABLE PRICE


     On July 21, 2000, our board of directors approved a private placement of up to 1,000,000 shares of our common stock over a 24 month period to Mothlake International Limited pursuant to the terms of a Common Stock Purchase Agreement dated July 21, 2000. The Agreement establishes what is sometimes termed an equity line of credit or equity drawdown facility. We are now asking that this private placement be approved and ratified by our shareholders.


     In general, the drawdown facility operates like this: the investor, Mothlake, has committed to provide us with money as we request it over a 24 month period, in return for the issuance of up 1,000,000 shares of our common stock to Mothlake. Approximately once every 30 trading days, we may request a draw of up to $1,500,000. The maximum amount we actually can draw down upon each request will be 4.5% of the weighted average price of our common stock for the three month period prior to our request multiplied by the total trading volume for the three months prior to our request. Each drawdown must be for at least $250,000 during any investment period. The investment period is defined as 22 trading days and consists of two pricing periods of 11 trading days. The purchase of the stock is settled on the second business day following the end of each pricing period. At the end of a each pricing period following the drawdown request, the drawdown amount is determined based on the volume-weighted average stock price during that 11 day period. We then use the formulas in the Agreement to determine the number of shares we will issue to Mothlake in return for that money. We may not request a new drawdown until the expiration of 5 trading days after the last settlement date for the preceding pricing period.


     There is no maximum number of draws; however, the number of draws is effectively limited by the number of trading days which must occur between each drawdown as described above. We are under no obligation to request a draw for any period.


     The number of shares we would issue and the proceeds we would receive could be further limited by a provision of the Agreement that prevents us from issuing shares to Mothlake to the extent Mothlake would beneficially own more than 9.9% of our then outstanding common stock. Any resales of shares by Mothlake would reduce the number of shares beneficially owned by Mothlake, and would enable us to issue additional shares to Mothlake without violating this condition.


     The per share dollar amount Mothlake pays for our common stock for each drawdown includes a 10% discount to the average daily market price of our common stock for the 22-day period after our drawdown request, weighted by trading volume. We will receive the amount of the drawdown less an escrow agent fee of $1,500 and a total of 10.64% as placement fees and finders fees. A placement fee of 8% is being paid to Avalon Research Group, Inc., a registered broker-dealer, on account of their efforts in placing the shares. Pursuant to a separate agreement between us and Strategic Growth International, Inc., we are obligated to pay a finders fees equal to 33% of any compensation paid to any placement agent introduced to us by Strategic. As a result of our agreement with Avalon and the placement of shares with Mothlake, we are obligated to pay a finders fee to Strategic equal to 33% of Avalon's 8% placement fee, or 2.64% of the gross proceeds of the offering, on account of their introduction of Avalon to us. If we raise $5 million or more in transactions placed by persons to whom we are introduced by Strategic, Strategic will be entitled to exercise a warrant to purchase 100,000 shares of our common stock at $8.625, which under our agreement with Strategic, was to be issued at the time we entered into the Mothlake Agreement.

     As provided in the Agreement, we issued to Mothlake warrants to purchase up to 60,000 shares of our common stock at an exercise price of $10.17 per share and to Avalon warrants to purchase up to 80,000 shares of our common stock at the same exercise price. In addition, under the Agreement, at the time of each drawdown we will issue to Mothlake a warrant to purchase up to a number of shares of our common stock equal to 25% of the shares purchased in that drawdown, exercisable at the same price as the shares it purchased in that drawdown. We have agreed to file a registration statement with the SEC to register the shares for the drawdowns and the shares underlying the warrants.

     In addition, the Agreement provides that, until we receive shareholder approval, no shares will be sold or issued under the Agreement if and to the extent that such sale or issuance would result in violation by us of Nasdaq Stock Market Rule 4310(c)(25)(G)(i). The net effect is that we will not, and cannot, make any drawdowns if it would be a violation of that Rule.

     The issuance of further shares and the eligibility of issued shares for resale will dilute our common stock. While there are many variables, the following table illustrates the dilutive effect of an issuance to Mothlake of just one drawdown for the maximum amount of $1,500,000, reflecting:

     o our closing price of $6.09 per share on September 1, 2000, and various higher and lower closing prices;

     o    those closing prices discounted by 10% to Mothlake;

     o the percentage difference from our closing price on September 1, 2000; and

     o    4,966,974 shares outstanding (the actual number as of September
          1, 2000).

 Closing  Discounted   Closing Price    Number of    % of Total
  Price     at 10%         as a           Shares    Outstanding
   Per    Per Share      Percentage       Issued     Issued to
  Share  to Mothlake of 9-1-00 Closing to Mothlake    Mothlake
  -----  ----------- ----------------- -----------   ---------

  $9.13     $8.23           150%         182,260         3.67%
  $7.61     $6.85           125%         218,978         4.41%
  $6.09     $5.48           100%         273,723         5.5%
  $4.56     $4.10           75%          365,854         7.4%
  $3.05     $2.75           50%          545,455        10.9%


     As provided in the Agreement and as explained for the prior proposal, we are submitting this transaction to a vote of our shareholders in an effort to comply with the shareholder approval requirement of Nasdaq Stock Market Rule 4310(c)(25)(G)(i). That Rule requires shareholder approval for the issuance in a transaction not involving a public offering of voting securities equal to twenty percent (20%) or more of the total voting securities of a company at less than fair market value prior to such issuance. Because all of the shares issued to Mothlake in the drawdowns will be at a discount of 10% from their fair market value, we believe that the transaction may be covered by the Rule. Therefore, in an effort to comply with the Rule, we are asking our shareholders to approve and ratify the terms and conditions of this transaction.

     While we do not know how many shares we will ultimately issue by virtue of drawdowns under the Mothlake Agreement, we plan to register 1,000,000 shares of our common stock for resale. If all of those shares are in fact issued, it will be more than the 20% of our outstanding shares of common stock today, which is only 993,394 shares. If we do not receive shareholder approval by the time we request a drawdown from Mothlake which would require us to issue more than 993,394 shares (including all other private placements covered by the Rule), or if the registration statement registering the common stock underlying the Agreement has not been declared effective by the SEC by November 30, 2000, the Mothlake Agreement will be terminated and it will not be available to provide capital to us.

     While we recognize that the effect of the drawdowns is to give Mothlake a 10% discount from the price which would otherwise be available to the public on the date of each drawdown, we consider the overall effect of the availability of the funds on an as needed basis for the drawdowns to be positive for Cavion. Accordingly, while we cannot safely predict the effect of this or any other transaction on the market price of our common stock, we do not believe that this transaction should adversely affect that price.

     Our board of directors and our management believe that the equity drawdowns with Mothlake and the proposed issuance of the other securities in the August 2000 private placement discussed below are in the best interests of the Cavion and our shareholders. The additional capital made available to us by the latter two transactions will permit us, among other things, to repay outstanding promissory notes in the principal amount of $470,000 due October 19, 2000 (to the extent not voluntarily converted by the holder into shares of our common stock), to expand our sales and marketing efforts, to continue our product development efforts, including the development and marketing of Member EmporiumT and for general corporate purposes, including working capital and potential acquisitions. If and to the extent that the holders of the October Notes convert their Notes into shares of our common stock, it will be done on the same terms and conditions as our August 2000 private placement of Notes and Warrants and the shares underlying their promissory notes and warrants will be included in the registration statement for that offering.



                 OUR BOARD OF DIRECTORS RECOMMENDS A VOTE
                "FOR" THE APPROVAL AND RATIFICATION OF THE
             JULY 2000 PRIVATE PLACEMENT OF OUR COMMON STOCK.

      * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

                     APPROVAL AND RATIFICATION OF THE
                     AUGUST 2000 PRIVATE PLACEMENT OF
               PROMISSORY NOTES CONVERTIBLE TO COMMON STOCK
                AT $6.00 PER SHARE (SUBJECT TO ADJUSTMENT)


     On August 1, 2000, our board of directors approved a private offering of up to $3,000,000 in convertible subordinated Notes and Warrants to purchase shares of our common stock. By resolution dated September 7, 2000, our board also approved an increase in the maximum amount of the offering to $4,000,000. The one year secured Notes bear 10% interest per annum. The interest is payable quarterly in cash or in freely tradable shares of our common stock, in our discretion. If we pay the interest with stock, the stock will be valued at the closing price on the date of the interest payment. Payment of interest will have preference over payment of any dividends on the common stock, although our policy is not to pay any dividends at this time. The Notes are convertible into our common stock at the ratio of 8,333 shares per $50,000 note ($6.00 per share) at the option of the purchaser at any time after we file a registration statement to register the underlying shares, which we are required to do promptly after the conclusion of the offering. We may pre-pay the Notes, with 30 days notice, if our common stock trades at a closing price of $14.00 per share or greater for any 20 consecutive trading days. Each purchaser of a Note will also be granted a five year Warrant to purchase 2,083 shares exercisable at $6.00 per share for each $50,000 Note purchased. Our registration statement with the SEC will cover the shares underlying both the Notes and the Warrants, as well as the shares which we may elect to issue as payment of interest on the Notes. On the effective date of the registration statement, each purchaser, at its discretion, may adjust the conversion price in the event the average closing price for our common stock during the preceding ten day trading period is equal to or less than $6.00 per share. If during the one year period following the effective date of the registration statement, we sell shares of our stock, directly or indirectly, at a price less than the conversion price of $6.00, or as adjusted by the purchaser, then we will be required to reduce the conversion price of the Notes to equal the lower price.



     The Notes will be subordinated in right of payment to our 15% secured notes in the principal amount of $470,000 due October 19, 2000. The holders of the October Notes have the first priority security interest in our assets. The Notes will be in default if we fail to pay principal or interest at maturity, or if we fail to observe or perform certain covenants, conditions and agreements set forth in the Notes, or if we become bankrupt or insolvent. No notices or other evidence are required to be furnished as to the absence of default or as to compliance with the terms of the Notes.

     First Capital Investments, Inc., as the placement agent for this offering, is entitled to receive 8% of the gross proceeds of the offering. It is also entitled to receive a five year warrant to purchase 10% of the total amount of Notes sold exercisable at 110% of price of the Notes.


     As explained for the two prior proposals, we are submitting this transaction to a vote of our shareholders in an effort to ensure compliance with the shareholder approval requirement of Nasdaq Stock Market Rule 4310(c)(25)(G)(i). That Rule requires shareholder approval for the issuance in a transaction not involving a public offering of voting securities equal to twenty percent (20%) or more of the total voting securities of a company at less than fair market value prior to such issuance. We believe that the shares issuable upon conversion of the Notes will be issued at fair market value since the $6.00 conversion price is actually higher than the $5.75 closing price when the transaction was approved by our board of directors. There is, however, the possibility for adjustments to the conversion price of the Notes which would make some, if not all, of those shares to be issued at a lower price. As noted above, purchasers may adjust the conversion price to an average of fair market value at the time the registration statement covering their shares is declared effective. While we do not believe that this transaction is being done at below fair market value, in an effort to ensure compliance with the Nasdaq Stock Market Rule, we are also asking our shareholders to approve and ratify the terms and conditions of this transaction.

     While we do not know how many shares we will issue under the drawdowns under the Mothlake Agreement, between this offering, which aggregates approximately 833,280 shares (including the Warrants) and our February 2000 private placement of 205,000 shares, these offerings could aggregate approximately 1,083,286 shares which is slightly over the 20% limitation of 993,394 shares. We will not however, exceed the limits of the Rule for any transactions covered by the Rule without receiving shareholder approval.

     If and to the extent that the holders of our promissory notes in the principal amount of $470,000 due October 19, 2000 convert their notes into shares of our common stock, it will be done on the same terms and conditions as our August 2000 private placement of Notes and Warrants and the shares underlying their promissory notes and warrants will be included in the registration statement for that offering.



                 OUR BOARD OF DIRECTORS RECOMMENDS A VOTE
                "FOR" THE APPROVAL AND RATIFICATION OF THE
                     AUGUST 2000 PRIVATE PLACEMENT OF
                       CONVERTIBLE PROMISSORY NOTES.

      * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

                              OTHER BUSINESS

     As of the date of this Proxy Statement, our management was not aware of any other matter to be presented at the meeting other than as presented. However, if any other matters are properly brought before the meeting, the shares represented by valid Proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

     For the approval and ratification of each of our three private placements in 2000, of the shares of common stock represented in person or by proxy at the meeting and entitled to vote, the votes cast approving and ratifying each of the private placements must exceed the votes opposing it. Abstentions and broker non-votes will be counted for purposes of establishing a quorum only. Only those votes cast for the approval and ratification of the private placements will be counted as votes in favor or affirmative votes.

               DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
                FOR OUR NEXT ANNUAL MEETING OF SHAREHOLDERS


     Any proposal from a shareholder intended to be presented at our next annual meeting of shareholders to be held in May 2001, must be received at our offices at 6446 South Kenton St., Englewood, Colorado 80111 no later than January 1, 2001, in order to be included in the our proxy statement and proxy for that meeting. In addition, any such proposal must satisfy the conditions established by the SEC for shareholder proposals to be included in the proxy statement for that meeting.


Englewood, Colorado                   DAVID J. SELINA
September 11, 2000           CHAIRMAN OF THE BOARD AND PRESIDENT


                                 APPENDIX

                                PROXY CARD


                         CAVION TECHNOLOGIES, INC.

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints David J. Selina and Marshall E. Aster, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Cavion Technologies, Inc. held of record by the undersigned on September 5, 2000, at the Special Meeting of Shareholders to be held on October 6, 2000 or any adjournment thereof.

     1. The approval and ratification of the terms of the February 2000 private placement of our common stock;

          For [  ]       Against [  ]

     2. The approval and ratification of the terms of the July 2000 private placement of our common stock;

          For [  ]       Against [  ]

     3. The approval and ratification of the terms of the August 2000 private placement of convertible promissory notes; and

          For [  ]       Against [  ]

     4. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO THE
UNDERSIGNED.

     The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement furnished herewith.

Dated:--------------, 2000

                           -------------------------------------


                           -------------------------------------
                              Signature(s) of Shareholder(s)

                           Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

     PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING OR TO SUBMIT A LATER DATED REVOCATION OR AMENDMENT TO THIS PROXY ON THE ISSUE SET FORTH ABOVE.